Exhibit 99.1

GREEN BRICK PARTNERS, INC. REPORTS THIRD QUARTER RESULTS

RECORD EPS OF $0.31 PER SHARE, UP 29.2%
43.4% INCREASE IN RESIDENTIAL UNITS REVENUE
46.8% INCREASE IN NEW HOME ORDERS
RECORD QUARTERLY RESIDENTIAL UNITS REVENUE AND GROSS PROFIT
EXPECTING 21% COMMUNITY GROWTH

PLANO, Texas, November 7, 2019 — Green Brick Partners, Inc. (Nasdaq: GRBK) (“we,” “Green Brick” or the “Company”) today reported results for its third quarter ended September 30, 2019.

Results for the Third Quarter Ended September 30, 2019:

•
For the quarter ended September 30, 2019, basic net income attributable to Green Brick per common share (“EPS”), total revenue, gross profit, residential units revenue and homes under construction all reflect a record for any quarter. See the following details.

•	EPS for the three months ended September 30, 2019 was $0.31, a 29.2% increase compared to the quarterly earnings of $0.24 for the three months ended September 30, 2018.

•
For the three months ended September 30, 2019, total revenue was $209.4 million, an increase of 37.7% compared to $152.1 million for the three months ended September 30, 2018; gross profit was $44.7 million, an increase of 22.0% compared to $36.7 million for the three months ended September 30, 2018; and net income attributable to Green Brick was $15.7 million, an increase of 28.5% compared to $12.2 million for the three months ended September 30, 2018.

•
Residential units revenue for the three months ended September 30, 2019 was $199.9 million, an increase of 43.4% compared to $139.5 million for the three months ended September 30, 2018. Land and lots revenue for the three months ended September 30, 2019 was $9.5 million, a decrease of 24.7% compared to $12.6 million for the three months ended September 30, 2018.

•	The dollar value of backlog units as of September 30, 2019 was $319.7 million, an increase of 3.5% compared to $309.0 million as of September 30, 2018.

•	Average active selling communities increased from 72 communities as of September 30, 2018 to 80 communities as of September 30, 2019, an increase of 11.1%.

•	Homes under construction increased to 1,306 as of September 30, 2019, a 17.3% increase compared to 1,113 as of September 30, 2018.

Results for the Nine Months Ended September 30, 2019:

•	EPS for the nine months ended September 30, 2019 was $0.85, an increase of 11.8% compared to $0.76 for the nine months ended September 30, 2018.

•
For the nine months ended September 30, 2019, total revenue was $561.5 million, an increase of 28.1% compared to $438.5 million for the nine months ended September 30, 2018; gross profit was $120.4 million, an increase of 9.1%, compared to $110.4 million for the nine months ended September 30, 2018; and net income attributable to Green Brick was $42.7 million, an increase of 11.7% compared to $38.3 million for the nine months ended September 30, 2018.

•
Residential units revenue for the nine months ended September 30, 2019 was $536.6 million, a record for any nine-month period and an increase of 31.9% compared to $406.9 million for the nine months ended September 30, 2018. Land and lots revenue for the nine months ended September 30, 2019 was $25.0 million, a decrease of 21.0% compared to $31.6 million for the nine months ended September 30, 2018.

“We had a record-setting third quarter with EPS at its highest level at $0.31, up 29%, and with home closings revenue at a record $197 million, up 44%, both compared to the third quarter of 2018. Sales pace is typically slower when opening new neighborhoods. Even though we increased our community count by 13% during the third quarter of 2019, we increased our quarterly sales absorption pace per community by 34% year over year”, said Jim Brickman, CEO of Green Brick Partners, Inc.

“We continue to believe that our selling community count will grow about 21% this year compared to January 1, 2019. Our first time move-up and entry level builder, Trophy Signature Homes, is off to a wonderful start. As a result, we are staged for continued earnings growth in 2020. I want to remind investors that earnings are not created equally. Our earnings growth is possible despite having one of the least leveraged balance sheets in the industry where we enjoy not only lower levels of debt but that debt is at a lower cost than almost every small and mid-cap peer, as evidenced by the recent $75 million 4.00% seven-year unsecured notes that closed in the third quarter with Prudential Private Capital. Our interest coverage was over eight times our interest incurred, which is nearly double that of the next small-cap builder and about five times that of the typical small-cap peer.” Mr. Brickman continued, “During the third quarter of 2019, Fortune Magazine named Green Brick one of the 100 fastest growing companies in the world.”

Earnings Conference Call:
We will host our earnings conference call to discuss our third quarter ended September 30, 2019 at 12:00 p.m. Eastern Time on Friday, November 8, 2019. The call can be accessed by dialing 800-374-0137 for domestic participants or 904-685-8013 for international participants. Participants should reference conference ID code 8092779. A replay of the call will be available from approximately 3:30 p.m. Eastern Time on November 8, 2019 through 11:59 p.m. Eastern Time on November 15, 2019. To access the replay, the domestic dial-in number is 855-859-2056, the international dial-in number is 404-537-3406 and the conference ID code is 8092779.

Reconciliation of Non-GAAP Financial Measures:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reclassifications:
Beginning in the first quarter of 2019, the Company reclassified its sales commission expenses from cost of residential units to selling, general and administrative expense in the condensed consolidated statements of income in order to be more comparable with a majority of its peers. There was no impact to net income from the reclassification in any period. Following this reclassification, the Company’s adjusted homebuilding gross margin was 22.2% and 22.4% for the three and nine months ended September 30, 2019, respectively. Sales commission expenses represented 4.2% and 4.1% of the residential units revenue for the three and nine months ended September 30, 2019, respectively.

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Residential units revenue	$199,918	$139,459	$536,560	$406,903
Land and lots revenue	9,486	12,593	24,978	31,624
Total revenues	209,404	152,052	561,538	438,527
Cost of residential units	157,243	104,831	421,663	302,899
Cost of land and lots	7,436	10,553	19,503	25,255
Total cost of revenues	164,679	115,384	441,166	328,154
Total gross profit	44,725	36,668	120,372	110,373
Selling, general and administrative expense	25,078	19,643	71,104	57,790
Change in fair value of contingent consideration	1,492	—	1,749	—
Equity in income of unconsolidated entities	3,022	2,719	7,565	6,534
Other income, net	3,795	363	6,663	1,831
Income before income taxes	24,972	20,107	61,747	60,948
Income tax expense	5,833	4,734	14,993	13,341
Net income	19,139	15,373	46,754	47,607
Less: Net income attributable to noncontrolling interests	3,468	3,176	4,018	9,338
Net income attributable to Green Brick Partners, Inc.	$15,671	$12,197	$42,736	$38,269

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$0.31	$0.24	$0.85	$0.76
Diluted	$0.31	$0.24	$0.84	$0.75
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	50,475	50,686	50,564	50,642
Diluted	50,597	50,778	50,642	50,760

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Cash	$35,123	$38,315
Restricted cash	6,109	3,440
Receivables	9,510	4,842
Inventory	740,799	668,961
Investment in unconsolidated entities	24,444	20,269
Right-of-use assets - operating leases	3,731	—
Property and equipment, net	4,192	4,690
Earnest money deposits	15,933	16,793
Deferred income tax assets, net	15,793	16,499
Intangible assets, net	728	856
Goodwill	680	680
Other assets	8,747	8,681
Total assets	$865,789	$784,026
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$34,690	$26,091
Accrued expenses	31,178	29,201
Customer and builder deposits	27,122	31,978
Lease liabilities - operating leases	3,837	—
Borrowings on lines of credit, net	164,792	200,386
Senior unsecured notes, net	73,358	—
Contingent consideration	2,110	2,207
Total liabilities	337,087	289,863
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	12,209	8,531
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value: 100,000,000 shares authorized; 50,879,949 and 50,719,884 issued and 50,488,010 and 50,583,128 outstanding as of September 30, 2019 and December 31, 2018, respectively	509	507
Treasury stock, at cost, 391,939 and 136,756 shares as of September 30, 2019 and December 31, 2018, respectively	(3,167)	(981)
Additional paid-in capital	291,111	291,299
Retained earnings	220,262	177,526
Total Green Brick Partners, Inc. stockholders’ equity	508,715	468,351
Noncontrolling interests	7,778	17,281
Total equity	516,493	485,632
Total liabilities and equity	$865,789	$784,026

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	Change	%	2019	2018	Change	%
Home closings revenue	$197,280	$137,399	$59,881	43.6%	$529,003	$401,643	$127,360	31.7%
Mechanic’s lien contracts revenue	2,638	2,060	578	28.1%	7,557	5,260	2,297	43.7%
Residential units revenue	$199,918	$139,459	$60,459	43.4%	$536,560	$406,903	$129,657	31.9%
New homes delivered	443	312	131	42.0%	1,205	905	300	33.1%
Average sales price of homes delivered	$445.3	$440.4	$4.9	1.1%	$439.0	$443.8	$(4.8)	(1.1)%

Land and Lots Revenue (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	Change	%	2019	2018	Change	%
Lots revenue	$9,486	$9,092	$394	4.3%	$24,968	$24,294	$674	2.8%
Land revenue	—	3,501	(3,501)	(100.0)%	10	7,330	(7,320)	(99.9)%
Land and lots revenue	$9,486	$12,593	$(3,107)	(24.7)%	$24,978	$31,624	$(6,646)	(21.0)%
Lots closed	61	62	(1)	(1.6)%	166	163	3	1.8%
Average sales price of lots closed	$155.5	$146.6	$8.9	6.1%	$150.4	$149.0	$1.4	0.9%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	Change	%	2019	2018	Change	%
Net new home orders	436	297	139	46.8%	1,334	1,118	216	19.3%
Cancellation rate	12.6%	16.8%	(4.2)%	(25.0)%	13.7%	12.9%	0.8%	6.2%
Absorption rate per average active selling community per quarter	5.5	4.1	1.4	34.1%	5.5	5.7	(0.2)	(3.5)%
Average active selling communities	80	72	8	11.1%	81	65	16	24.6%
Active selling communities at end of period	85	75	10	13.3%
Backlog	$319,739	$308,974	$10,765	3.5%
Backlog (units)	710	685	25	3.6%
Average sales price of backlog	$450.3	$451.1	$(0.8)	(0.2)%

	September 30, 2019	December 31, 2018
Lots owned
Central	4,415	4,447
Southeast	1,999	1,788
Total lots owned	6,414	6,235
Lots controlled
Central	1,315	853
Southeast	1,540	990
Total lots controlled	2,855	1,843
Total lots owned and controlled (1)	9,269	8,078
Percentage of lots owned	69.2%	77.2%

(1)	Total lots excludes lots with homes under construction.

Reconciliation of Non-GAAP Financial Measures

The following table represents the non-GAAP measure of adjusted pre-tax income for the three and nine months ended September 30, 2019 and 2018, which represents net income attributable to Green Brick for the period, excluding the provision for income taxes attributable to Green Brick and one-time transaction expenses related to a public secondary offering of the Company’s shares in 2018.

(Unaudited, in thousands):	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to Green Brick Partners, Inc.	$15,671	$12,197	$42,736	$38,269
Income tax expense attributable to Green Brick Partners, Inc.	5,743	4,746	14,753	13,230
Transaction expenses	—	—	—	827
Adjusted pre-tax income attributable to Green Brick Partners, Inc.	$21,414	$16,943	$57,489	$52,326

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and nine months ended September 30, 2019 and 2018 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Residential units revenue	$199,918	$139,459	$536,560	$406,903
Less: Mechanic’s lien contracts revenue	(2,638)	(2,060)	(7,557)	(5,260)
Home closings revenue	$197,280	$137,399	$529,003	$401,643
Homebuilding gross margin	$41,704	$34,282	$112,703	$103,068
Add back: Capitalized interest charged to cost of revenues	2,183	957	5,553	2,582
Adjusted homebuilding gross margin	$43,887	$35,239	$118,256	$105,650
Adjusted homebuilding gross margin percentage	22.2%	25.6%	22.4%	26.3%

About Green Brick Partners, Inc.:
Green Brick Partners, Inc. (Nasdaq: GRBK) is a diversified homebuilding and land development company. Green Brick owns a controlling interest in five homebuilders in Dallas, Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Centre Living Homes, and Trophy Signature Homes), as well as a homebuilder in Atlanta, Georgia (The Providence Group) and a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado and retains interests in related financial services platforms, including Green Brick Title, Providence Group Title, and Green Brick Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master planned communities. For more information about Green Brick’s homebuilding partners and financial services platforms, please visit https://greenbrickpartners.com/team-builders/.

Forward-Looking and Cautionary Statements:
Any statements in this press release about Green Brick’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “should,” “predicts,” “potential,” “expects,” “future,” “positioned,” “believes,” “projects,” “estimates” and similar expressions, as well as statements in the future tense. These statements are based on assumptions that Green Brick has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances, as of the date of this press release. All such forward-looking statements involve estimates and assumptions that are subject to factors that could cause actual results to differ materially from the results expressed in the statements, and you should not place undue reliance on any such forward-looking statements. Among the factors that could cause actual results to differ materially are the following: general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; the failure to recruit, retain and develop highly skilled and competent employees; management and integration of acquisitions; labor and raw material shortages; an inability to acquire land for reasonable prices; an inability to develop and sell communities; government regulation risks; mortgage financing availability and volatility; severe weather or natural disasters; difficulty in obtaining sufficient capital; poor relations with community residents; and our debt and related service obligations. Additional factors that could cause actual results to differ are discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission. Green Brick undertakes no obligation to update any forward-looking statement except as required by law.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755